                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to [Section]240.14a-11(c) or
    [Section]240.14a-12

                      Project Software & Development, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 11, 1997

                         ------------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Project Software & Development, Inc. (the "Company") will be held at the offices of the Company, 20 University Road, Cambridge, Massachusetts on Tuesday, February 11, 1997, beginning at 10:00 A.M., local time, for the following purposes:

     1. To elect one Class I Director for a three-year term;

     2. To ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current fiscal year; and

     3. To transact such further business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Monday, December 16, 1996, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.

                                         By Order of the Board of Directors,

                                         /s/ Paul D. Birch
                                         ----------------------------------
                                         Paul D. Birch
                                         Clerk

Cambridge, Massachusetts
January 17, 1997

-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
         PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU
                          PLAN TO ATTEND THE MEETING.
-------------------------------------------------------------------------------

                      PROJECT SOFTWARE & DEVELOPMENT, INC.
                               20 UNIVERSITY ROAD
                         CAMBRIDGE, MASSACHUSETTS 02138
                                 (617) 661-1444

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 11, 1997

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about January 21, 1997 in connection with the solicitation by the Board of Directors of Project Software & Development, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Tuesday, February 11, 1997, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' directions. Stockholders are encouraged to vote on the matters to be considered. If no choice has been specified by a stockholder, however, the shares covered by any executed proxy will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised.

     The Board of Directors of the Company has fixed the close of business on Monday, December 16, 1996, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the record date, there were issued and outstanding 9,715,593 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to cast 9,715,593 votes.

                         QUORUM AND TABULATION OF VOTES

     The By-Laws of the Company provide that the holders of a majority of shares of Common Stock issued and outstanding and entitled to vote thereat will constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. In general, votes withheld from any nominee for election as director, abstentions (if applicable) and broker "non-votes" (if applicable) are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The affirmative vote of a plurality of the shares of Common Stock properly cast at the Annual Meeting will be necessary to elect the Class I Director (Proposal One). The affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting will be necessary to ratify the appointment of the Company's independent accountants (Proposal Two). Abstentions, votes "withheld" from director-nominees, and broker "non-votes" will not be included in calculating the number of votes cast on such Proposals.

     Votes will be tabulated by the Company's transfer agent, Boston Equiserve Limited Partnership. The vote on each matter submitted to stockholders will be tabulated separately.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTOR

     The Company, as a Massachusetts corporation with a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which has elected to be subject to the relevant provisions of Massachusetts law, has a Board of Directors divided into three classes, as nearly equal in size as practicable, referred to as Class I, Class II and Class
III. The Company elected to be subject to these provisions on August 19, 1996 by vote of the Board of Directors. The term of the Class I Director will expire at the Annual Meeting to be held on February 11, 1997, the terms of the Class II Directors will expire at the annual meeting to be held with respect to the end of the 1997 fiscal year and the terms of the Class III Directors will expire at the annual meeting to be held with respect to the end of the 1998 fiscal year. The Directors in each Class elected at such meetings and thereafter will serve for a term of three years and until their successors are duly elected and qualified. As the term of one Class expires, a successor director or directors for that Class are elected at the annual meeting of stockholders for that year.

     Pursuant to the by-laws of the Company, the Board of Directors has fixed the number of Directors that will constitute the entire Board of Directors at five, has designated the directors to serve as Class I Directors, Class II Directors and Class III Directors and has nominated Robert L. Daniels for election as a Class I Director at the Annual Meeting to be held on February 11, 1997. Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing Mr. Daniels as a Class I Director to hold office until the annual meeting to be held with respect to the end of the 1999 fiscal year and until his successor is elected and qualified or until he sooner dies, resigns, is removed or becomes disqualified.

     Mr. Daniels is currently a member of the Board of Directors. He has agreed to serve if elected, and the Company has no reason to believe that he will be unable to serve. In the event that Mr. Daniels is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for such other nominee as is then designated by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE TO BE A CLASS I DIRECTOR OF THE COMPANY.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The executive officers and directors of the Company are as follows. Mr. Daniels is the Class I Director whose term expires at the Annual Meeting. Messrs. Goodermote and Jones are Class II Directors whose terms expire in 1998. Messrs. Marvin and Nelson are Class III Directors whose terms expire in 1999.

              NAME                AGE                             POSITION
--------------------------------  ---     ---------------------------------------------------------
Paul D. Birch...................  38      Executive Vice President - Finance and Administration,
                                            Chief Financial Officer, Treasurer and Clerk
Norman E. Drapeau...............  36      Executive Vice President - Worldwide Sales and Marketing
William J. Sawyer...............  50      Executive Vice President - Operations
David G. McFarlane..............  33      Vice President - International and Strategic Alliances
John W. Young...................  44      Vice President - Research and Development
Robert L. Daniels (3)(4)........  54      Director and Chairman of the Executive Committee -- Class
                                            I
Dean F. Goodermote..............  43      Chairman of the Board of Directors -- Class II
Charles S. Jones (1)(3)(4)......  48      Director -- Class II
Michael D. Marvin (2)...........  51      Director -- Class III
William G. Nelson (1)(2)(3).....  62      Director -- Class III

---------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Executive Committee

(4) Member of the Search Committee

     PAUL D. BIRCH joined the Company in 1991 as Vice President, Finance. Mr. Birch was appointed Vice President, Finance and Administration and Chief Financial Officer in 1992, has served as Treasurer since November 1993 and was appointed Executive Vice President - Finance and Administration in August 1996. From 1985 to 1991, Mr. Birch served as a Tax Manager at Coopers & Lybrand.

     NORMAN E. DRAPEAU joined the Company in 1982 as an applications analyst. Since that time, he has held various positions with the Company, including, from 1984 to 1987, that of Manager of Customer Support and from 1989 through 1991, that of Director, Product Marketing. In 1991, Mr. Drapeau was appointed Vice President, Corporate Marketing and in 1992, he was appointed Vice
President - Americas. Since July 1996 he has served as Executive Vice
President - Worldwide Sales and Marketing.

     WILLIAM J. SAWYER joined the Company in 1978 as a Senior Applications Consultant and served in various sales and development positions from 1978 to 1984. Mr. Sawyer has been a Vice President of the Company since 1984 and was appointed to his current position, Executive Vice President - Operations, in 1990.

     DAVID G. MCFARLANE joined PSDI (UK) Ltd. in 1988 as Account Manager and was promoted to Manager, Project Management Products in 1989. In 1990, Mr. McFarlane was promoted to General Manager, UK and from 1991 until 1992 served as General Manager, PSDI Europe. From 1992 until August 1996, Mr. McFarlane served as Vice President - International. Since August 1996 he has served as Vice President - International and Strategic Alliances.

     JOHN W. YOUNG originally joined the Company in 1985 as MAXIMO Product Manager. Since that date he has held various positions within the Company and from 1988 to 1992 was Vice President of Sales of Comac Systems Corporation, a software application company. Mr. Young has been Vice President - Research and Development of the Company since 1995. Prior to joining the Company, Mr. Young held various engineering positions at Armstrong World Industries.

     DEAN F. GOODERMOTE joined the Company in 1986 and has served as Chairman of the Board since August 1996 and as a Director since March 1994. Mr. Goodermote served as Chief Operating Officer from 1991, and as President from May 1995 until July 1996. From 1987 until 1989, he was the Company's Vice President of Sales, and from 1989 until 1991, Mr. Goodermote served as Executive Vice President, Sales and Marketing. From 1986 until 1987, Mr. Goodermote served as Director of Sales. Mr. Goodermote has been President and Chief Executive Officer of Process Software, Inc., a supplier of internetworking software, since August 1996. Mr. Goodermote also serves as a director of a number of privately-held companies.

     ROBERT L. DANIELS founded the Company in 1968, has been a director since that time and has served as Chairman of the Executive Committee of the Board of Directors since August 1996. Mr. Daniels served as Chairman of the Board and Chief Executive Officer from 1968 to August 1996 and as President from 1968 to May 1995.

     CHARLES S. JONES has been a director of the Company since May 1994 and has served on the Executive Committee of the Board of Directors since its inception in May 1996. Since May 1991, Mr. Jones has been Chairman and Chief Executive Officer of First Funding Corporation, an investment banking advisory company. Since 1987, Mr. Jones has served as a director of Farrel Corporation, a global manufacturer of polymer processing equipment for the rubber and plastic industry, and as Chairman of Farrel's Executive Committee since January 1992. Mr. Jones also serves as a director of a number of privately-held companies.

     MICHAEL D. MARVIN has been a director of the Company since March 1994. Mr. Marvin is Chairman of the Board of MapInfo Corporation, a provider of desktop mapping software systems and related development tools and information services, which he co-founded in 1986 and for which he has served as a director since 1986 and as Chief Executive Officer from 1987 to 1992.

     WILLIAM G. NELSON has been a director of the Company since March 1994 and has served on the Executive Committee of the Board of Directors since its inception in May 1996. Since September 1996, Mr. Nelson has been Chairman and Chief Executive Officer of GEAC Computer Corporation Limited, a producer of computer hardware and software. From January 1995 until August 1996, Mr. Nelson was Chairman and Chief Executive Officer of HarrisData, a developer and licensor of application software. Mr. Nelson served as President and Chief Executive Officer of Pilot Software, Inc. from 1991 to 1994. From 1990 to 1991, he was President and Chief Executive Officer of On-Line Systems, Inc. Mr. Nelson currently serves as a director for Manugistics, Inc., HPR, Inc. and GEAC Computer Corporation Limited. Mr. Nelson also serves as a director of a number of privately-held companies.

     All directors hold office until the expiration of their respective terms as described above and until their respective successors are duly elected and qualified. Executive officers of the Company are appointed by and serve at the discretion of the Board of Directors.

COMMITTEES AND MEETINGS OF THE BOARD

     During the fiscal year ended September 30, 1996 ("fiscal 1996"), the Board met twelve times and acted twice by unanimous written consent. No incumbent director attended fewer than 75% of the total number of meetings held by the Board and Committees of the Board on which he served.

     The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Search Committee, but does not have a nominating committee or other committee performing similar function. The Audit Committee (currently composed of Messrs. Jones and Nelson) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met nine times during fiscal 1996. The Compensation Committee (currently composed of Messrs. Nelson and Marvin) has general responsibility for the Company's executive compensation policies and practices, including making specific recommendations to the Board concerning compensation for the Company's executive officers and administering the Company's 1994 Incentive and Nonqualified Stock Option Plan (the "1994 Stock Option Plan") and 1994 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Compensation Committee met three times and acted twice by unanimous written consent during fiscal 1996. The Executive Committee met twice during fiscal 1996. The Search Committee (currently composed of Messrs. Daniels and Jones) was formed to lead the search for a new Chief Executive Officer of the Company. The Search Committee met once during fiscal 1996, in addition to its meetings with candidates.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTORS' COMPENSATION

     Members of the Board of Directors who are not employees of the Company or one of the Company's subsidiaries ("Outside Directors") receive fees of $2,500 per quarter plus $500 for each meeting of the Board of Directors or Committee of the Board which they attend, and are reimbursed for out-of-pocket expenses incurred in the performance of their duties as directors of the Company. Directors who are employees of the Company are not paid any separate fees for serving as directors.

     Each Outside Director joining the Board will automatically be granted, upon such Outside Director so joining the Board, an option to purchase 12,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock (determined in accordance with the terms of the 1994 Stock Option
Plan) on the date of option grant, vesting in three equal annual installments cumulatively beginning on the first anniversary of the date of option grant. In addition, each Outside Director who is re-elected by the stockholders at any meeting of stockholders and each Outside Director whose term of office does not expire at any annual meeting of stockholders or special meeting in lieu thereof and who remains an Outside Director after such meeting shall automatically be granted, immediately following such meeting of stockholders, an option to purchase 4,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock (determined in accordance with the terms of the 1994 Stock Option Plan) on the date of option grant, vesting in full on the last day of December in the year in which the option is granted.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information concerning the compensation earned by the Company's former Chief Executive Officer and the other five most highly paid executive officers of the Company for services rendered in all capacities to the Company for fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                       ------------
                                                                                          AWARDS
                                             ANNUAL COMPENSATION                       ------------
                                        -----------------------------   OTHER ANNUAL    SECURITIES     ALL OTHER
                                        FISCAL                            COMPEN-       UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR    SALARY($)   BONUS($)      SATION      OPTIONS(#)(1)     ($)(2)
--------------------------------------  ------   ---------   --------   ------------   ------------   ------------
Robert L. Daniels.....................   1996     293,750    459,443 (3)         0              0         1,188
  Former Chairman of the Board and       1995     268,750    790,125 (3)         0              0         2,310
  Chief Executive Officer                1994     250,000    408,675 (3)    24,253(4)           0         2,310

Dean F. Goodermote....................   1996     159,583     25,814 (5)         0              0         2,250
  Chairman of the Board and              1995     161,250    290,875 (5)         0        120,000         2,310
  Former President and                   1994     146,667    108,655 (5)    13,364(6)     105,000         2,310
  Chief Operating Officer

Paul D. Birch.........................   1996     146,500    140,802 (5)         0         40,000         2,250
  Executive Vice President -             1995     129,000    184,566 (5)         0         30,000         2,310
  Finance and Administration,            1994     115,750     75,803 (5)         0         60,000         2,310
  Chief Financial Officer, Treasurer
  and Clerk

William J. Sawyer.....................   1996     136,250     72,073 (5)         0         20,000         2,250
  Executive Vice President -             1995     123,750     90,909 (5)         0         13,500         1,670
  Operations                             1994     119,215     47,993 (5)     9,434(6)      22,500         1,200

Norman E. Drapeau.....................   1996     120,833    184,517 (7)         0         50,000         2,250
  Executive Vice President -             1995      93,000    153,627 (7)         0         13,500         2,310
  Worldwide Sales and Marketing          1994      85,750    105,454 (7)         0         22,500         2,310

David G. McFarlane....................   1996     110,000    100,053 (8)         0         20,000             0
  Vice President -                       1995      93,000    102,340 (8)         0         13,500             0
  International and Strategic            1994      85,500     80,084 (8)         0         22,500             0
    Alliances

---------------

(1) Represents shares of Common Stock issuable upon exercise of stock options granted under the 1994 Stock Option Plan.

(2) The amounts reported represent contributions made by the Company pursuant to the Company's 401(k) Plan and Trust for fiscal 1996, for the fiscal year ended September 30, 1995 ("fiscal 1995") and for the fiscal year ended September 30, 1994 ("fiscal 1994"). Mr. McFarlane was not a participant in the Company's 401(k) Plan and Trust during fiscal 1994, fiscal 1995 or fiscal 1996.

(3) For fiscal 1996, represents bonus paid to Mr. Daniels under the Company's 1996 Executive Bonus Plan. For fiscal 1995, represents bonus paid to Mr. Daniels under the Company's 1995 Executive Bonus Plan. For fiscal 1994 represents bonus paid to Mr. Daniels under the Project Software & Development, Inc. President's Bonus Plan (through March 31, 1994) and bonus paid to Mr. Daniels under the Company's 1994 Executive Bonus Plan. The President's Bonus Plan was discontinued effective March 31, 1994.

(4) For fiscal 1994, represents advances and expenses made or incurred by the Company for the benefit of Mr. Daniels, members of his family and entities affiliated with Mr. Daniels (less amounts reimbursed by Mr. Daniels to the Company). These include provision by the Company of automobiles for the use of Mr. Daniels and members of his family, and of accounting services, health insurance coverage and other benefits to a company in an unrelated business of which Mr. Daniels is the sole stockholder. Mr. Daniels has reimbursed the Company for all perquisites of this nature provided by the Company since December 31, 1993, except for a specified amount of the lease payments relating to an automobile leased by the Company for use by Mr. Daniels. The Company ceased providing such perquisites to members of Mr. Daniels' family and entities affiliated with Mr. Daniels, effective December 31, 1993.

(5) For fiscal 1996, represents bonus paid under the Company's 1996 Executive Bonus Plan. For fiscal 1995, represents bonus paid under the Company's 1995 Executive Bonus Plan. For fiscal 1994, represents bonus paid under the Company's 1994 Executive Bonus Plan.

(6) On October 1, 1993, the Board of Directors voted to terminate the Company's Stock Appreciation Rights Plan (the "SAR Plan"). Amounts represent payments made by the Company on December 31, 1993 to Messrs. Goodermote and Sawyer for the cash amount due under their Stock Appreciation Rights on an accelerated basis.

(7) Represents bonus paid under Mr. Drapeau's individual incentive compensation plan.

(8) Represents bonus paid under Mr. McFarlane's individual incentive compensation plan.

     Option Grants in Last Fiscal Year. The following table sets forth certain information regarding stock options granted during fiscal 1996 by the Company to the executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                                                                              REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                            ANNUAL RATE OF
                                  NUMBER OF                                                      STOCK
                                  SECURITIES     PERCENT OF                               PRICE APPRECIATION
                                  UNDERLYING        TOTAL                                         FOR
                                   OPTIONS     OPTIONS GRANTED   EXERCISE                   OPTION TERM(4)
                                   GRANTED     TO EMPLOYEES IN     PRICE     EXPIRATION   -------------------
              NAME                  (#)(1)     FISCAL YEAR(2)    ($/SH)(3)      DATE       5%($)     10%($)
--------------------------------  ----------   ---------------   ---------   ----------   -------   ---------
Robert L. Daniels...............         0              0              0            0           0           0
Dean Goodermote.................         0              0              0            0           0           0
Paul D. Birch...................    40,000           12.9%         31.00       8/2006     779,829   1,976,240
William J. Sawyer...............    20,000            6.4%         31.00       8/2006     389,915     988,120
Norman E. Drapeau...............    50,000           16.1%         31.00       8/2006     974,787   2,470,300
David G. McFarlane..............    20,000            6.4%         31.00       8/2006     389,915     988,120

---------------

(1) Represents shares of Common Stock issuable upon exercise of stock options granted under the Company's 1994 Stock Option Plan. All such options were granted on August 14, 1996 and first become exercisable as to 25% of the shares covered on August 14, 1997 and annually thereafter as to 25%, and are exercisable in full on or after August 14, 2000.

(2) The Company granted to employees options for the purchase of 310,850 shares of Common Stock in fiscal 1996 pursuant to the 1994 Stock Option Plan.

(3) All options were granted at exercise prices not less than the fair market value of the Common Stock on the date of grant.

(4) Potential realizable value means the value of the shares of Common Stock underlying the option, at the specified assumed annual rates of stock price appreciation, not reduced by the exercise price of the option, compounded over the actual option term (10 years). Actual gains, if any, realized on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values reflected in this table will be realized.

     Option Exercises and Fiscal Year-End Values. The following table sets forth certain information concerning stock options exercised during fiscal 1996 and stock options held as of September 30, 1996 by each of the executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED
                      SHARES                             OPTIONS AT                     IN-THE-MONEY OPTIONS
                     ACQUIRED       VALUE              FISCAL YEAR-END                AT FISCAL YEAR END($)(2)
                        ON         REALIZED   ---------------------------------   ---------------------------------
       NAME         EXERCISE(#)     ($)(1)    EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
------------------  -----------   ----------  --------------   ----------------   --------------   ----------------
Robert L.
  Daniels.........          0              0           0                  0                 0                  0
Dean F.
  Goodermote......     41,000      1,095,375      19,000            142,000           590,010          4,084,660
Paul D. Birch.....     25,000        744,354       5,000             92,500           152,075          2,093,025
William J.
  Sawyer..........      5,625        201,563       3,375             41,375            81,844            882,056
Norman E.
  Drapeau.........      5,625        179,063       3,375             71,375            81,844          1,219,556
David G.
  McFarlane.......      2,800         93,333       6,200             41,375           185,182            882,056

---------------

(1) Value is based on the last sale price of the Common Stock on the exercise date, as reported by the Nasdaq National Market, less the applicable option exercise price or the price at which shares acquired upon exercise of the option were actually sold, in the event of a concurrent exercise and sale, less the applicable option exercise price.
(2) Value is based on the last sale price of the Common Stock ($42.25 per share) on Monday, September 30, 1996, as reported by the Nasdaq National Market, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of the sale of the shares.

     Bonus Plan. In fiscal 1996, the Company maintained an Executive Bonus Plan, in which the participants were Messrs. Daniels, Goodermote, Birch and Sawyer (the "1996 Bonus Plan"). Under the 1996 Bonus Plan, the participants received bonuses if the Company's income before income taxes and extraordinary items ("Plan Income") exceeded targets for any of the quarters of fiscal 1996 and its Plan Income for the fiscal year exceeded $15,380,000. See "Compensation Committee Report on Executive Compensation" for a more detailed description of the Company's 1996 Bonus Plan. Of the foregoing bonuses, a portion of the amount earned was paid on a current basis upon completion of the quarter and a portion was paid to the executives following the end of the fiscal year when it was determined that the cumulative Plan Income target for fiscal 1996 was met.

     The Company also maintains individual incentive compensation plans for certain key executives, which for fiscal 1996 included Messrs. McFarlane and Drapeau. The individual compensation plans for Messrs. McFarlane and Drapeau, both sales executives, were designed to reward them for achievement of quarterly and annual revenue and contribution targets for their geographical territories.

CERTAIN TRANSACTIONS

     Continuing Transactions. Mr. Daniels is a 1.69% limited partner in the Charles Square Limited Partnership, a real estate partnership which operates the hotel, retail and office complex in Cambridge, Massachusetts in which the Company occupies its corporate headquarters pursuant to a 13 year lease which expires in 1997. The Company incurred base rent, real estate taxes and operating expenses of approximately $1,700,000 to the partnership in the year ended September 30, 1996. Although the base rent payable under this lease currently is substantially in excess of market rates, the Company believes that the base rent payable under the lease represented a market rent at the time the lease was entered into.

     Employment and Separation Arrangements. In connection with the resignation of Mr. Goodermote from his positions as President and Chief Operating Officer of the Company, Mr. Goodermote and the Company entered into an Employee Separation Agreement dated as of July 31, 1996 under which, among other things, Mr. Goodermote will continue as an employee of the Company until January 31, 1997, and will be paid an amount equal in rate to the base salary of $833.33 per month less applicable deductions. As a result of his continued employment by the Company, options to purchase 26,250 and 30,000 shares of the Company's Common Stock at prices of $5.66 2/3 and $18.00 per share, respectively, which had been granted to Mr. Goodermote vested on December 31, 1996. In this Agreement, Mr. Goodermote agreed that he intends to continue to serve on the Board of Directors of the Company at least through the conclusion of the term expiring upon the qualification of a successor director elected at the annual meeting of stockholders of the Company to be held with respect to the fiscal year ending September 30, 1997. The Employee Separation Agreement provides that the Company will not be required to grant Mr. Goodermote any further options as a result of such service.

     In connection with the resignation of Mr. Daniels as Chief Executive Officer of the Company and his election as Chairman of its Executive Committee, the Company continued to remunerate him at his then-current salary and benefits through December 18, 1996, and he remained eligible for his year-end bonus under the Company's 1996 Bonus Plan. He has retained his office and executive assistant in the Company's principal place of business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William G. Nelson and Michael D. Marvin served on the Compensation Committee during fiscal 1996. Persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as directors entitled to the receipt of standard compensation as directors and members of certain committees of the Board and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of the Company serves on that entity's compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee established by the Board of Directors is composed of two Outside Directors, Michael D. Marvin and William G. Nelson. The Compensation Committee has general responsibility for the Company's executive compensation policies and practices, including making specific recommendations to the Board concerning compensation for the Company's executive officers. The following report summarizes the Company's executive officer compensation policies for fiscal 1996.

     Compensation Objectives

     The Company's executive compensation programs are generally designed to relate a substantial part of executive compensation to improvements in the Company's financial performance and corresponding increases in stockholder value. Decisions concerning executive compensation are guided by the following underlying principles:

     - establish incentives that will link executive officer compensation to the Company's financial performance and will motivate executives to attain the Company's quarterly and annual financial targets; and

     - provide a total compensation package which is competitive within the software industry and will assist the Company in attracting and retaining executives who will contribute to the long term financial success of the Company.

     In connection with establishing base salaries for executive officers and the Company's other cash compensation programs the Compensation Committee reviewed a professionally-prepared analysis which included surveys of comparable software companies.

     The Securities and Exchange Commission requires that this Report comment upon the Compensation Committee's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the Company's tax deduction with regard to compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated officers (other than the chief executive officer) at the end of any fiscal year unless the compensation qualifies as "performance-based compensation." The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by the Company while simultaneously providing executive officers of the Company with appropriate rewards for their performance.

     Executive Compensation Programs

     The Company's compensation package consists of three principal components:
(1) salary; (2) bonuses tied to quarterly and annual earnings performance; and
(3) where appropriate to provide incentive to executive officers, stock options. The Company's executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans, a 401(k) retirement plan and a stock purchase plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans.

     The Company's executive officer compensation policy emphasizes bonuses and stock options which align the interests of management with the stockholders' interest in the financial performance of the Company for fiscal quarters, the fiscal year and the longer term. Consistent with this approach, in fiscal 1996, a substantial part of cash compensation for all executives was tied to the Company's performance. In setting salaries, primary consideration was given to the executive officers' salaries for the previous fiscal year, with adjustments for certain officers in light of industry conditions, individual contributions and the improved financial performance of the Company. In fiscal 1996, the Company maintained an Executive Bonus Plan (the "1996 Bonus Plan"), in which participants were Messrs. Daniels, Goodermote, Birch and Sawyer. Under the 1996 Bonus Plan, participants received bonuses if the Company's income before income taxes and extraordinary items ("Plan Income") exceeded targets for any of the quarters of fiscal 1996 and its Plan Income for the fiscal year exceeded $15,380,000. The quarterly targets were established based on the growth objectives of the Company's operating plan for the year and were set for the three month periods ending December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996 at $3,174,000, $3,250,000, $4,368,000 and $4,588,000,
respectively. The full "on target" potential bonus ranged from 125% of base salary in the case of Mr. Daniels to 40% of salary in the case of Mr. Sawyer. In addition, Plan participants would be entitled to incremental bonuses of up to an aggregate of 6% of the excess in any quarter of the Company's Plan Income over such quarterly targets and 9% of the excess of the Company's Plan Income over such annual target. For fiscal 1996, Plan participants earned all of their "on-target" bonuses except those related to the second quarter and earned incremental bonus amounts because the Company exceeded all of its quarterly targets (except for the second quarter) and its annual target for Plan Income. Second quarter targets were not achieved due, among other things, to the costs of acquiring Maintenance Automation Corporation. It was felt that the 1996 Bonus Plan would align the interests of its participants with those of the stockholders and provide additional incentive to executives to enhance Company performance. Messrs. McFarlane and Drapeau, both sales executives, were rewarded with cash bonuses for achievement of revenue and contribution targets for their geographical territories under their personal plans and did not participate in the 1996 Bonus Plan.

     In fiscal 1996, stock options were an important component of the Company's approach to compensation for its executive officers other than Mr. Daniels. Options under the Company's 1994 Stock Option Plan were granted to the executive officers other than Mr. Daniels in August 1996 in order to provide them additional long term incentives to act on behalf of the Company. In determining the size of stock option grants to executive officers, the Compensation Committee emphasized the seniority, responsibilities and performance of the executive. In particular, the grants to Messrs. Birch and Drapeau reflected their promotions to Executive Vice President and their increased responsibilities within the Company in the absence of a President and Chief Operating Officer. The Compensation Committee believes that stock options with future vesting dates provide a significant incentive to executive officers to continue their employment with the Company and create long term value for its stockholders.

     Chief Executive Officer Compensation

     Consistent with the overall executive officer compensation policy, the Company's approach to the Chief Executive Officer's compensation package in fiscal 1996 was to be competitive with other high growth companies in the software industry and to tie a large percentage of the Chief Executive Officer's total compensation package to Company performance. The Compensation Committee believes that this approach provides additional incentive to the Chief Executive Officer to achieve the Company's performance goals and enhance stockholder value.

     Mr. Daniels was Chief Executive Officer of the Company until his resignation in August 1996. His salary was designed to give him assurance of a base level of compensation, commensurate with his position and duration of employment with the Company and competitive with salaries for officers holding comparable positions in the software industry. Reflecting this approach, Mr. Daniels received a 9.1% increase in base salary in fiscal 1996. Mr. Daniels received a 7.5% salary increase in fiscal 1995. In view of the timing and circumstances of his resignation as Chief Executive Officer and his continuation as Chairman of the Executive Committee, the Compensation Committee believed it was appropriate that Mr. Daniels received a full bonus under the 1996 Bonus Plan and his full salary for 1996. His bonus under the 1996 Bonus Plan was earned only after the Company had achieved the performance targets established in the Plan (other than performance targets for the second quarter which were not achieved, as noted above) and, in part, was also based on Plan Income in excess of those targets. Because of his substantial holdings of the Company's Common Stock at the beginning of the fiscal year, no stock options were granted to Mr. Daniels in fiscal 1996. The Compensation Committee believed that, under those circumstances, cash bonuses were a more appropriate approach to Mr. Daniels' incentive compensation.

     Since the resignation of Mr. Daniels as Chief Executive Officer, the Company has functioned without a Chief Executive Officer. Messrs. Birch and Drapeau have acted as its senior executive officers, working with the other executive officers to manage the Company. Messrs. Birch and Drapeau received grants of options to purchase 40,000 and 50,000 shares, respectively, before Mr. Daniels' resignation, in recognition of their contributions to the Company's business and their increased responsibilities in light of the resignation of Mr. Goodermote in July 1996. Mr. Birch's salary was increased by $12,000 and his bonus under the 1996 Bonus Plan was correspondingly increased to reflect his promotion to Executive Vice President - Finance and Administration in August 1996. Mr. Drapeau's salary was increased by $20,000 to reflect his promotion to Executive Vice President - Worldwide Sales and Marketing in July 1996.

     The level of aggregate compensation for Messrs. Daniels, Birch and Drapeau reflects the Company's financial performance in fiscal 1996. The market price of the Company's stock increased from $26.00 per share at the close of business on September 30, 1995 to $42.25 at the close of business on September 30, 1996, an increase of 62.5%. The Company's total revenue (including the revenues of Maintenance Automation

Corporation) grew from $50,372,000 in fiscal 1995 to $73,329,000 in fiscal 1996, and its net income grew from $5,629,000 ($.64 per share) to $10,046,000 ($1.00 per share).

                                         The Compensation Committee

                                           William G. Nelson
                                           Michael D. Marvin

PERFORMANCE GRAPH

     The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index, the Nasdaq Stock Market Index for U.S. Companies and a published industry index, the Nasdaq Computer & Data Processing Index. The cumulative stockholder returns for shares of the Company's Common Stock and for the market and industry indexes are calculated assuming $100 was invested on April 21, 1994, the date on which the Company's Common Stock commenced trading on the Nasdaq National Market. The Company paid no cash dividends during the periods shown. The performance of the market and industry indexes is shown on a total return (dividends reinvested) basis.

                COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
AMONG PROJECT SOFTWARE & DEVELOPMENT, INC., THE NASDAQ STOCK MARKET-US INDEX AND
                  THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                                    PROJECT                         NASDAQ
                                  SOFTWARE &                      COMPUTER &
      Measurement Period         DEVELOPMENT,    NASDAQ STOCK    DATA PROCESS-
    (Fiscal Year Covered)            INC.         MARKET - US         ING
4/21/94                             100             100             100
5/94                                154             106             113
9/95                                446             147             180
9/96                                724             174             224

* $100 invested on 4/21/94 in stock or index including reinvestment of dividends. Fiscal year ending September 30.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on December 16, 1996 there were issued and outstanding 9,715,593 shares of Common Stock entitled to cast 9,715,593 votes. On December 16, 1996, the closing price of the Company's Common Stock as reported by the Nasdaq National Market was $42.50 per share.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of December 16, 1996 by
(i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each director and nominee for director of the Company, (iii) each executive officer and (iv) all executive officers and directors of the Company as a group:

                                                                     SHARES BENEFICIALLY
                                                                          OWNED(1)
                                                                     -------------------
                                   NAME                               NUMBER     PERCENT
        -----------------------------------------------------------  ---------   -------
        Robert L. Daniels(2)(3)....................................  3,155,760     32.5%
          20 University Road
          Cambridge, MA 02138
        Susan H. Daniels(2)(3).....................................  1,063,629     10.9%
          20 University Road
          Cambridge, MA 02138
        Putnam Investment, Inc.(4).................................  1,245,967     12.8%
          One Post Office Square
          Boston, MA 02109
        Goldman, Sachs & Co.(5)....................................  1,039,502     10.7%
          85 Broad Street
          New York, NY 10004
        Pilgrim Baxter & Associates, Ltd.(6).......................    991,800     10.2%
          1255 Drummers Lane, Suite 300
          Wayne, PA 19087
        Scudder, Stevens & Clarke, Inc.(7).........................    556,600      5.7%
          345 Park Avenue
          New York, NY 10154
        Keystone Investment Management Company(8)..................    527,300      5.4%
          200 Berkeley Street
          Boston, MA 02116
        Paul D. Birch(9)...........................................     29,433        *
        Norman E. Drapeau(10)......................................     12,375        *
        Dean F. Goodermote(11).....................................     75,250        *
        Charles S. Jones (12)......................................     22,600        *
        David G. McFarlane(13).....................................     15,200        *
        Michael D. Marvin(14)......................................     25,000        *
        William G. Nelson(15)......................................     37,000        *
        William J. Sawyer(16)......................................     12,900        *
        John W. Young(17)..........................................      7,500        *
        All directors and executive officers as a group (10
          persons):(2)(3)(9)(10)(11)(12)(13)(14)(15)(16)(17).......  3,393,588     34.2%

---------------

  * Less than one percent.

 (1) The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

 (2) Excludes 120,000 shares held in three trusts for the benefit of Mr. Daniels' three children. Each of Robert L. Daniels and Susan H. Daniels disclaims beneficial ownership of these shares.

 (3) Includes shares held by Robert L. Daniels as Trustee of the 1996 Daniels Voting Trust (the "Voting Trust"). Of the 2,038,758 shares subject to the Voting Trust, 1,022,629 are owned beneficially by Mr. Daniels and 1,016,129 are owned beneficially by Susan H. Daniels. Mr. Daniels, as Trustee, has sole voting power with respect to the shares subject to the Voting Trust. Mr. Daniels also owns 1,117,002 shares free of trust, and Mrs. Daniels also owns 47,500 shares free of trust. Each of Mr. Daniels, Mrs. Daniels, and Mr. Daniels as Trustee of the Voting Trust disclaims beneficial ownership of the shares beneficially owned by the others. Mr. and Mrs. Daniels are divorced.

 (4) This information is as of September 10, 1996, and is based solely on a report, filed by the beneficial owner with the SEC, pursuant to Section 13(g) of the Exchange Act. Securities beneficially owned by Putnam Investments, Inc. consist of securities beneficially owned by subsidiaries of Putnam Investments, Inc. which are registered investment advisers, which in turn include securities beneficially owned by clients of such investment advisers, which clients may include investment companies registered under the Investment Company Act of 1940 and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Putnam Investments, Inc., which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two registered investment advisers: Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. Each of Putnam Investments, Inc. and Marsh & McLennan Companies, Inc. disclaims beneficial ownership of these shares.

 (5) The Company has been advised that, as of January 16, 1997, Goldman, Sachs & Co. held 1,039,502 shares of the Company's Common Stock. Robert L. Daniels has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares.

 (6) The Company has been advised that, as of October 10, 1996, Pilgrim Baxter & Associates ("Pilgrim Baxter") held 991,800 shares of the Company's Common Stock. Pilgrim Baxter has shared voting power and sole investment power with respect to such shares.

 (7) This information is as of November 5, 1996, and is based solely on a report filed by Scudder, Stevens & Clarke, Inc. ("Scudder") with the SEC, pursuant to Section 13(f) of the Exchange Act. Scudder has shared voting power and sole investment power with respect to such shares.

 (8) This information is as of February 15, 1996, and is based solely on a report, filed by the beneficial owner with the SEC, pursuant to Section 13(g) of the Exchange Act.

 (9) Includes 27,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(10) Represents shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(11) Represents shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(12) Includes 22,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(13) Represents shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(14) Includes 22,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(15) Includes 22,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(16) Includes 12,375 shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(17) Represents shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

                                PROPOSAL TWO --
                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     Although Massachusetts law does not require that the selection by the Board of Directors of the Company's accountants be approved each year by the stockholders, the Board believes it is appropriate to submit its selection to the stockholders for their approval and to abide by the result of the stockholders' vote. The Board of Directors recommends that the stockholders ratify the appointment of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as independent accountants to audit the financial statements of the Company for the fiscal year ending September 30, 1997.

     Representatives of Coopers & Lybrand will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF COOPERS & LYBRAND AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1996 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 1996, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner, except that, due to oversights, following his becoming an executive officer of the Company Mr. Young did not timely report his beneficial ownership of the Company's shares on Form 3, and Mr. Daniels, Susan H. Daniels, The 1994 Daniels Voting Trust and The 1996 Daniels Voting Trust did not timely report: (i) a distribution of shares and reallocation of beneficial ownership relating to a division of marital property in connection with which Mr. Daniels and The 1994 Daniels Voting Trust did not timely file Forms 4 and Mrs. Daniels failed to file Form 3, (ii) the dissolution of The 1994 Daniels Voting Trust in connection with which Mr. Daniels and Mrs. Daniels failed to file Forms 5, and (iii) the formation of The 1996 Daniels Voting Trust in connection with which Mr. Daniels and Mrs. Daniels failed to file Forms 5 and the 1996 Daniels Voting Trust failed to file Form 3. After investigating these matters, the Company has concluded that any omissions were inadvertent, and that none of the transactions gave rise to liability under Section 16(b) of the Exchange Act for recapture of short-swing profits.

                                  SOLICITATION

     No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy materials related to the 1998 Annual Meeting of Stockholders or Special Meeting in lieu thereof must be received by the Company at its Executive Offices no later than September 23, 1997.

     In addition, the Company's By-Laws provide that a stockholder must give written notice to the Company of any business to be conducted at any meeting of stockholders in accordance with the procedural requirements fully set forth in
Article III of the Company's By-Laws. In the case of a regularly scheduled annual meeting, such notice must be given not less than sixty days prior to the scheduled annual meeting describing any proposal to be brought before such meeting, even if such item is not to be included in the Company's proxy statement relating to such meeting. To bring an item of business before the 1998 Annual Meeting, a stockholder must deliver the requisite notice of such item to the Company no later than December 13, 1997.

                            RECENT BY-LAW AMENDMENTS

     As noted above, on August 19, 1996, the Board of Directors adopted a resolution under which the Company elected to be subject to provisions of Massachusetts law which require a Board of Directors divided into classes (a "staggered board") for corporations with a class of voting stock registered under the Exchange Act. At that time, the Board of Directors amended the Company's By-Laws, among other things, to provide for a Board of Directors divided into classes, as nearly equal in number as possible, with staggered three year terms and to provide that the number of Directors shall be fixed from time to time by the Board of Directors. The Board of Directors also amended the By-Laws to increase to eighty percent the percentage in interest of the Company's capital stock entitled to vote at a special meeting of stockholders which may call a special meeting when the Company has a class of voting stock registered under the Exchange Act. At its November 8, 1996 meeting, the Board of Directors further amended the Company's By-Laws to increase to eighty percent the percentage of shares of each class of the Company's capital stock outstanding and entitled to vote at a meeting of stockholders which is required to amend or repeal the By-Laws, in whole or in part, or to repeal, amend or reinstate a By-Law adopted, amended or repealed by the Board of Directors.

     The full text of the Company's By-Laws, marked to indicate the amendments so made by the Board of Directors, is printed as Appendix A, beginning on page A-1.

                                 MISCELLANEOUS

     The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which properly may be presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                             AVAILABLE INFORMATION

     Stockholders of record on December 16, 1996 will receive a Proxy Statement and the Company's Annual Report to Stockholders, which contains detailed financial information concerning the Company. The Annual Report is not incorporated herein and is not deemed a part hereof. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to Mr. Paul D. Birch, Project Software & Development, Inc., 20 University Road, Cambridge, Massachusetts 02138.

                                                                      APPENDIX A

Strikeouts/deletions described in [  ]
Additions described in all caps in [  ]

                                    BY-LAWS
                                       OF
                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                                   ARTICLE I
                            ARTICLES OF ORGANIZATION

     The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and its Directors and Stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.

                                   ARTICLE II
                                  FISCAL YEAR

     Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall begin on the first day of October in each year and end on the last day of September next following.

                                  ARTICLE III
                            MEETINGS OF STOCKHOLDERS

SECTION 3.1.  ANNUAL MEETINGS.

     The annual meeting of Stockholders shall be held on the second Tuesday in February of each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 a.m. unless a different hour is fixed by the Board of Directors or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, or by adjournment therefrom, a special meeting in lieu thereof may be held and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting.

     Notwithstanding any other provision in these By-Laws, the Board of Directors may change the date, time and location of any annual or special meeting of the Stockholders (other than a special meeting called upon the written application of Stockholders (a "Meeting Requested by Stockholders")) prior to the time for such meeting, including, without limitation, by postponing or deferring the date of any such annual or special meeting (other than a Meeting Requested by Stockholders) previously called or by cancelling any special meeting previously called (other than a Meeting Requested by Stockholders).

SECTION 3.2.  SPECIAL MEETINGS.

          (a) Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the Stockholders entitled to vote may be called by the Board of Directors or the Chairman of the Board of Directors or the President.

          (b) If the Corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended, special meetings of the Stockholders entitled to vote shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more Stockholders who are entitled to vote and who hold at least ten percent (10%) in interest of the capital stock entitled to vote at the meeting.

          (c) If the Corporation shall have a class of voting stock registered under the Securities Exchange Act of 1934, as amended, special meetings of the Stockholders entitled to vote shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more Stockholders who are entitled to vote and who hold at least [thirty-five] [EIGHTY] percent [(35%)] [(80%)] in interest of the capital stock entitled to vote at the meeting.

SECTION 3.3.  PLACE OF MEETINGS.

     All meetings of the Stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States is designated by the President or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Any adjourned session of any meeting of the Stockholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.

SECTION 3.4.  NOTICE OF MEETINGS.

     A written notice of the place, date and hour of all meetings of Stockholders stating the purposes of the meeting shall be given at least ten
(10) days before the meeting to each Stockholder entitled to vote thereat and to each Stockholder who is otherwise entitled by law, the Articles of Organization or these By-Laws to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such Stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Clerk, or in case of the death, absence, incapacity, or refusal of the Clerk, by any other officer or by a person designated either by the Clerk, by the person or persons calling the meeting or by the Board of Directors. If notice is given by mail, such notice shall be deemed given when dispatched. If notice is not given by mail and is given by leaving such notice at the Stockholder's residence or usual place of business, it shall be deemed given when so left. Whenever notice of a meeting is required to be given to a Stockholder under any provision of law, of the Articles of Organization, or of these By-laws, a written waiver thereof, executed before or after the meeting by such Stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice. Every Stockholder who is present at a meeting (whether in person or by proxy) shall be deemed to have waived notice thereof. A waiver of notice of any meeting need not specify the purposes of such meeting.

SECTION 3.5.  NOTICE OF STOCKHOLDER BUSINESS AT A MEETING OF THE STOCKHOLDERS.

     The following provisions of this Section 3.5 shall apply to the conduct of business at any meeting of the Stockholders. (As used in this Section 3.5, the term annual meeting shall include a special meeting in lieu of an annual meeting.)

          (a) At any meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 3.5, who is entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 3.5.

          (b) For business to be properly brought before any meeting of the Stockholders by a Stockholder pursuant to clause (iii) of paragraph (a) of this Section 3.5, the Stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days prior to the date specified in Section 3.1 above for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if a special meeting in lieu of annual meeting of stockholders is to be held on a date prior to the date specified in Section 3.1 above, and if less than seventy (70) days' notice or prior public disclosure of the date of such special meeting in lieu of annual meeting is given or made, notice by the Stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of such special meeting in lieu of annual meeting was mailed or the day on which public disclosure was made of the date of such special meeting in lieu of annual meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A Stockholder's notice to the Clerk shall set forth as to each matter the Stockholder proposes to bring before the meeting (w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other Stockholders or beneficial owners known by such Stockholder to be supporting such proposal, (y) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other Stockholders or beneficial owners known by such Stockholder to be supporting such proposal, and (z) any material interest of such Stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other Stockholders or beneficial owners known by such Stockholder to be supporting such proposal in such proposed business, to the extent known by such Stockholder.

          (c) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this By-Law. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-Law, a Stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this By-Law.

          (d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

SECTION 3.6.  QUORUM.

     At any meeting of the Stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting; except that if two or more classes or series of stock are outstanding and entitled to vote on any matter as separate classes or series, then in case of each such class or series a quorum for that matter shall consist of a majority in interest of all stock of that class or series issued, outstanding and entitled to vote, except when a larger quorum is required by law, by the Articles of Organization or by these By-Laws. Stock owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose. Any meeting of the Stockholders may be adjourned from time to time to any other time and to any other place by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Any business which could have been transacted at any meeting of the Stockholders as originally called may be transacted at any adjournment thereof.

SECTION 3.7.  ACTION BY VOTE.

     When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the stock of that class present or represented and entitled to vote and voting) upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-Laws. No ballot shall be required for any election unless requested by a Stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its stock. Nothing in this section shall be construed to limit the right of the Corporation to vote any shares of stock held directly or indirectly by it in a fiduciary capacity.

SECTION 3.8.  VOTING.

     Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the Corporation and a proportionate vote for a fractional share, unless otherwise provided or required by law, the Articles of Organization or these By-Laws. The vote for each share of jointly-held stock shall be cast in accordance with the decision of a majority of the Stockholders jointly holding said share.

SECTION 3.9.  ACTION BY CONSENT.

     Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting if all Stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

SECTION 3.10.  PROXIES.

     Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which proxies shall be filed with the Clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. Proxies need not be sealed or attested. Notwithstanding the foregoing, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the stock or in the Corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

SECTION 3.11.  CONDUCT OF BUSINESS.

     The Chairman of the Board of Directors or his designee, or, if there is no Chairman of the Board or such designee, then the President or his designee, or, if the office of President shall be vacant, then a person appointed by a majority of the Board of Directors, shall preside at any meeting of Stockholders as the chairman of the meeting. In addition to his powers pursuant to Section 3.5(c), the person presiding at any meeting of Stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

                                   ARTICLE IV
                                   DIRECTORS

SECTION 4.1.  POWERS.

     The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the Corporation except as otherwise reserved to the Stockholders by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled. Without limiting the generality of the foregoing, the Board of Directors shall have the power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell all property of the Corporation (including to issue or sell the stock of the Corporation) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Corporation, to borrow money, issue bonds, notes and other obligations of the Corporation, and to secure payment thereof by mortgage or pledge of all or any part of the property of the Corporation. The Board of Directors may determine the compensation of Directors. The Board of Directors or such officer or committee as the Board of Directors may designate, may determine the compensation and duties, in addition to those prescribed by these By-Laws, of all officers, agents and employees of the Corporation.

SECTION 4.2.  ENUMERATION, ELECTION, AND TERM OF OFFICE.

     The Board of Directors[, WHICH] shall [consist of] [BE] not less than three Directors, [except that whenever there shall be only two Stockholders, the number of Directors shall be not less than two, and whenever there shall be only one Stockholder, the number of Directors shall be not less than one. The number of Directors shall be as determined] [SHALL BE COMPOSED OF SUCH NUMBER AS SHALL BE FIXED] from time to time by [the Stockholders and may be enlarged or reduced at any time by] vote of a majority of the [Directors then in office. The] [ENTIRE BOARD OF DIRECTORS; PROVIDED, HOWEVER, THAT NO DECREASE IN THE NUMBER COMPRISING THE ENTIRE BOARD OF DIRECTORS MADE PURSUANT TO THIS SECTION 4.2 SHALL SHORTEN THE TERM OF ANY INCUMBENT DIRECTOR. THE BOARD OF] Directors shall be [chosen at the annual meeting of Stockholders by such Stockholders as have the right to vote thereon, and each shall hold office until the next annual election of Directors and until his successor is chosen] [DIVIDED INTO THREE CLASSES, AS NEARLY EQUAL IN NUMBER AS POSSIBLE. THE DIRECTORS NEED NOT BE STOCKHOLDERS. AT EACH ANNUAL MEETING OF STOCKHOLDERS, THE SUCCESSORS TO THE CLASS OF DIRECTORS WHOSE TERM EXPIRES AT THAT MEETING SHALL BE ELECTED TO HOLD OFFICE FOR A TERM CONTINUING UNTIL THE ANNUAL MEETING HELD IN THE THIRD YEAR FOLLOWING THE YEAR OF THEIR ELECTION AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED] and qualified or until [he sooner dies, resigns, is removed, or becomes disqualified. No Director need be a Stockholder.] [THEIR EARLIER RESIGNATION, DEATH OR REMOVAL;

PROVIDED, THAT IN THE EVENT OF FAILURE TO HOLD SUCH AN ANNUAL MEETING OR TO HOLD SUCH ELECTION AT SUCH MEETING,THE ELECTION OF DIRECTORS MAY BE HELD AT ANY SPECIAL MEETING OF THE STOCKHOLDERS CALLED FOR THAT PURPOSE. DIRECTORS, EXCEPT THOSE APPOINTED BY THE BOARD OF DIRECTORS TO FILL VACANCIES, SHALL BE ELECTED BY A PLURALITY VOTE OF THE STOCKHOLDERS, VOTING BY BALLOT EITHER IN PERSON OR BY PROXY. AS USED IN THESE BY-LAWS, THE EXPRESSION "ENTIRE BOARD OF DIRECTORS" MEANS THE NUMBER OF DIRECTORS IN OFFICE AT A PARTICULAR TIME.]

SECTION 4.3.  NOMINATION OF DIRECTORS.

     The following provisions of this Section 4.3 shall apply to the nomination of persons for election to the Board of Directors at any meeting of stockholders.

     (a) Nominations of persons for election to the Board of Directors of the Corporation may be made (i) by or at the direction of the Board of Directors or (ii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 4.3, who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 4.3.

     (b) Nominations by Stockholders shall be made pursuant to timely notice in writing to the Clerk of the Corporation. To be timely, a Stockholder's notice shall be delivered to or mailed to and received at the principal executive offices of the Corporation, not less than sixty (60) days prior to the date specified in Section 3.1 above for the annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if a special meeting in lieu of annual meeting of stockholders is to be held on a date prior to the date specified in Section 3.1 above, and if less than seventy (70) days' notice or prior public disclosure of the date of such special meeting in lieu of annual meeting is given or made, notice by the Stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of such special meeting in lieu of annual meeting was mailed or the day on which public disclosure was made of the date of such special meeting in lieu of annual meeting. Such Stockholder's notice shall set forth (x) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (y) as to the Stockholder giving the notice (1) the name and address, as they appear on the Corporation's books, of such Stockholder and (2) the class and number of shares of the Corporation which are beneficially owned by such Stockholder and also which are owned of record by such Stockholder; and (z) as to the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such person and (2) the class and number of shares of the Corporation which are beneficially owned by such person. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee as a Director. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Clerk of the Corporation that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.

     (c) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-Law, a Stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this By-law.

SECTION 4.4.  REGULAR MEETINGS.

     Regular meetings of the Board of Directors may be held at such times and places within or without The Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need be given, provided that any Director who is absent when such times and places are fixed shall be given notice of the fixing of such times and places. The first meeting of the Board of Directors following the annual meeting of the Stockholders may be held without notice immediately after and at the same place as the annual meeting of the Stockholders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

SECTION 4.5.  SPECIAL MEETINGS.

     Special meetings of the Directors may be held at any time and at any place designated in the call of the meeting, when called by the President or the Treasurer or by one or more Directors, reasonable notice thereof being given to each Director by the Clerk or an Assistant Clerk, or by the officer or one of the Directors calling the meeting.

SECTION 4.6.  NOTICE.

     It shall be reasonable and sufficient notice to a Director to send notice by mail at least forty-eight (48) hours or by telegram or facsimile at least twenty-four (24) hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four (24) hours before the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

SECTION 4.7.  QUORUM; ACTION AT A MEETING.

     At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

SECTION 4.8.  ACTION BY CONSENT.

     Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consent shall be treated for all purposes as a vote of the Directors at a meeting.

SECTION 4.9.  COMMITTEES.

     The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees, composed of such number of its members as it may from time to time determine (but in any event not less than two), and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

SECTION 4.10.  TELEPHONE CONFERENCE MEETINGS.

     Any member of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee thereof by means of a conference telephone (or similar communications equipment) call, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE V
                              OFFICERS AND AGENTS

SECTION 5.1.  ENUMERATION; QUALIFICATION.

     The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer, a Clerk, and such other officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint. The Corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. None of the officers of the Corporation need be a resident of Massachusetts if the Corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the Corporation.

SECTION 5.2.  POWERS.

     Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.

SECTION 5.3.  ELECTION.

     The President, the Treasurer and the Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of the Stockholders or special meeting in lieu thereof. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

SECTION 5.4.  TENURE.

     Except as otherwise provided by law or by the Articles of Organization or by these By-Laws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders or special meeting in lieu thereof and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Directors.

SECTION 5.5.  CHAIRMAN AND VICE CHAIRMAN OF THE BOARD.

     The Board of Directors may annually elect a Chairman and may annually elect a Vice Chairman of the Board. Unless the Board of Directors otherwise provides, the Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall preside, when present, at all meetings of the Stockholders, of the Board of Directors, and of any committee of the Board of Directors to which he shall have been elected.

SECTION 5.6.  CHIEF EXECUTIVE OFFICER.

     The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business.

SECTION 5.7.  PRESIDENT AND VICE PRESIDENT.

     The President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate and shall serve as the Chief Executive Officer of the Corporation if there is no Chairman of the Board. Unless otherwise provided by the Board of Directors, he shall preside, when present, at all meetings of the Stockholders and of the Board of Directors if a Chairman of the Board has not been elected or if the Chairman of the Board does not attend such meetings.

     Any Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 5.8.  TREASURER AND ASSISTANT TREASURER.

     The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

     Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 5.9.  CLERK AND ASSISTANT CLERKS.

     The Clerk shall keep a record of the meetings of Stockholders. In the event there is no Secretary or he is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of Stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

SECTION 5.10.  SECRETARY.

     The Secretary, if one be elected or appointed, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

                                   ARTICLE VI
                      RESIGNATIONS, REMOVALS AND VACANCIES

SECTION 6.1.  RESIGNATIONS.

     Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified then upon delivery thereof.

SECTION 6.2.  REMOVALS.

     (a) At any meeting of the Stockholders called for the purpose any Director may be removed from office with or without cause by the vote of a majority of the shares issued, outstanding and entitled to vote in the election of Directors. At any meeting of the Board of Directors any Director may be removed from office for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

     (b) The Directors may remove any officer from office with or without cause by vote of a majority of the Directors then in office. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him. The Directors may terminate or modify the authority of any agent or employee.

     (c) Except as the Directors may otherwise determine, no Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise, provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.

SECTION 6.3.  VACANCIES.

     Subject to the Articles of Organization, any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors then in office or, in the absence of such election by the Directors, by the Stockholders at a meeting called for the purpose; provided, however, that, subject to the provisions of
Section 4.3 of these By-Laws, any vacancy resulting from action by the Stockholders may be filled by the Stockholders at the same meeting at which such action was taken by them.

     If the office of any officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present at the meeting at which such election or appointment is made.

     Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

                                  ARTICLE VII
                                     STOCK

SECTION 7.1.  ISSUE OF AUTHORIZED UNISSUED CAPITAL STOCK.

     Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the Directors. No such stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received by, or conveyed or rendered to, the Corporation, or is in its possession as surplus.

SECTION 7.2.  CERTIFICATES OF STOCK.

     Each Stockholder shall be entitled to a certificate in a form selected by the Board of Directors stating the number and the class and the designation of the series, if any, of the shares held by him, except that the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, to the extent permitted by law. Such certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

     Every certificate for shares of stock subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

SECTION 7.3.  TRANSFERS.

     Subject to the restrictions, if any, imposed by the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party, shares of stock shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each Stockholder to notify the Corporation of his post office address.

SECTION 7.4.  LOST, MUTILATED OR DESTROYED CERTIFICATES.

     Except as otherwise provided by law, the Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated, or destroyed. It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated, or destroyed stock certificate.

SECTION 7.5.  TRANSFER AGENT AND REGISTRAR.

     The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock of any class or series thereof and require all certificates for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.

SECTION 7.6.  SETTING RECORD DATE AND CLOSING TRANSFER RECORDS.

     The Board of Directors may fix in advance a time not more than sixty (60) days before: (i) the date of any meeting of the Stockholders; or (ii) the date for the payment of any dividend or the making of any distribution to Stockholders; or (iii) the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose, as the record date for determining the Stockholders having the right to notice and to vote at such meeting or any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only Stockholders of record on the record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date, the Board of Directors may close the transfer records of the Corporation for all or any part of such sixty (60) day period.

     If no record date is fixed and the transfer books are not closed, then the record date for determining Stockholders having the right to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

SECTION 8.1.  EXECUTION OF PAPERS.

     All deeds, leases, transfers, contracts, licenses, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by the Chief Executive Officer, President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

SECTION 8.2.  VOTING OF SECURITIES.

     Except as the Directors may generally or in particular cases otherwise specify, the Chief Executive Officer, President or the Treasurer may on behalf of the Corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this Corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without power of substitution, at any meeting thereof.

SECTION 8.3.  CORPORATE SEAL.

     The seal of the Corporation shall be a circular die with the name of the Corporation, the word "Massachusetts" and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time to time determine.

SECTION 8.4.  CORPORATE RECORDS.

     The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and Stockholders, and the stock and transfer records, which shall contain the names of all Stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of its Clerk or of its Resident Agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any Stockholder for any proper purpose but not to secure a list of Stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a Stockholder, relative to the affairs of the Corporation.

SECTION 8.5.  EVIDENCE OF AUTHORITY.

     A certificate by the Clerk or Secretary or an Assistant or temporary Clerk or Secretary as to any matter relative to the Articles of Organization, By-Laws, records of the proceedings of the incorporators, Stockholders, Board of Directors, or any committee of the Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an officer or agent of the Corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.

SECTION 8.6.  RIGHT TO REPURCHASE.

     Except as otherwise provided by law, the Articles of Organization or by these By-Laws (including any amendments thereto), the Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and the selling Stockholder(s), or the predecessor(s) in interest thereof.

SECTION 8.7.  DIVIDENDS.

     Unless otherwise required by the Massachusetts Business Corporation Law or the Articles of Organization, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

SECTION 8.8.  RATIFICATION.

     Any action taken on behalf of the Corporation by the Directors or any officer or representative of the Corporation which requires authorization by the Stockholders or the Directors of the Corporation shall be deemed to have been authorized if subsequently ratified by the Stockholders entitled to vote or by the Directors, as the case may be, at a meeting held in accordance with these By-Laws.

SECTION 8.9.  RELIANCE UPON BOOKS, RECORDS AND REPORTS.

     Each Director or officer of the Corporation shall be entitled to rely on information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of (i) one or more officers or employees of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the Director or officer reasonably believes to be within such person's professional or expert competence, or (iii) in the case of a Director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the Director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a Director or officer so performed his duties shall be a complete defense to any claim asserted against him by reason of his being or having been a Director or officer of the Corporation, except as expressly provided by statute.

SECTION 8.10.  CONTROL SHARE ACQUISITION.

     Until such time as this section shall be repealed or these By-Laws shall be amended to provide otherwise, including, without limitation, during any time that the Corporation shall be an "issuing public corporation" as defined in Chapter 110D of the Massachusetts General Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to "control share acquisitions" of the Corporation within the meaning of said Chapter 110D.

                                   ARTICLE IX
                                   AMENDMENTS

     Except as otherwise provided in the Articles of Organization, these By-Laws may be amended or repealed in whole or in part by the affirmative vote of the holders of [a majority] [EIGHTY PERCENT (80%)] of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of Stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors may make, amend or repeal the By-Laws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the By-Laws required action by the Stockholders. Not later than the time of giving notice of the meeting of Stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all Stockholders entitled to vote on amending the By-Laws. Any By-Law adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the [Stockholders] [AFFIRMATIVE VOTE OF THE HOLDERS OF EIGHTY PERCENT (80%) OF THE SHARES OF EACH CLASS OF THE CAPITAL STOCK AT THE TIME OUTSTANDING AND] entitled to vote on amending the By-Laws.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
         PROJECT SOFTWARE & DEVELOPMENT, INC. A STOCKHOLDER WISHING TO
          VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF
                DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND
P                     RETURN IT IN THE ENCLOSED ENVELOPE.
R
O                     PROJECT SOFTWARE & DEVELOPMENT, INC.
X
Y                  Proxy for Annual Meeting of Stockholders
                        to be held on February 11, 1997

        The undersigned stockholder of Project Software & Development, Inc. (the "Company"), revoking all prior proxies, hereby appoints Paul D. Birch and Norman E. Drapeau, and each or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company, 20 University Road, Cambridge, Massachusetts, on Tuesday, February 11, 1997, beginning at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting dated January 17, 1997 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   /SEE REVERSE/
                                                                    SIDE

    Please mark
[X] votes as in
    this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH BELOW, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

1. To elect Robert L. Daniels as a Class I Director of the
   Company for a term of three years.

            FOR         WITHHELD
            [ ]           [ ]

2. To approve the proposal to
   ratify the selection of           FOR    AGAINST     ABSTAIN
   Coopers & Lybrand L.L.P. as       [ ]      [ ]         [ ]
   the Company's independent
   accountants.


        MARK HERE                    MARK HERE
       FOR ADDRESS [ ]              IF YOU PLAN  [ ]
        CHANGE AND                   TO ATTEND
      NOTE AT LEFT                  THE MEETING

Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.

Please sign exactly as name(s) appear on stock certificate. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.



Signature              Date          Signature              Date